UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2019

HOMEFED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-10153	33-0304982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On February 19, 2019, Jefferies Financial Group Inc. (“Jefferies”), announced that it was proposing to acquire the remaining common stock of HomeFed Corporation ( “HomeFed”) not already owned by Jefferies in a transaction that would entail Jefferies issuing two shares of Jefferies common stock for each share of HomeFed’s common stock to be acquired by Jefferies. Jefferies is currently the beneficial owner of 70.1% of HomeFed’s common stock.

Consistent with its fiduciary duties and with the stockholders agreement between HomeFed and Jefferies, the HomeFed board has appointed a special committee of independent directors who, in consultation with independent financial and legal advisors, will carefully review and evaluate Jefferies’ proposal. Jefferies’ proposal is subject to an affirmative recommendation by the special committee and approval by holders of a majority of the outstanding shares of HomeFed common stock not already owned by Jefferies or its affiliates, in addition to any other vote required by applicable law.

Jefferies’ proposal is described in an amendment to its Schedule 13D filed with the Securities and Exchange Commission on February 20, 2019, available on the SEC’s website at https://www.sec.gov.

Forward-Looking Statements

Statements contained in this report which are not historical fact constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in HomeFed’s most recent reports to the SEC on Form 10-K and Form 10-Q, which may be revised or supplemented in subsequent reports to the SEC. Such factors include, but are not limited to: all of the risks inherent in HomeFed’s business; the results of the review and evaluation by the special committee of HomeFed’s directors; the continued interest of Jefferies to proceed with a transaction; and necessary votes and approvals, including potential regulatory approvals. HomeFed does not intend or assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019

HOMEFED CORPORATION

/s/ Christian E. Foulger
Name:	Christian E. Foulger
Title:	President